Exhibit 99.1

February 28, 2014

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re:          Exmar Energy Partners LP Registration Statement on Form F-1

Representation Letter Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Exmar Energy Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), has filed a registration statement on Form F-1 (as may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to its proposed initial public offering of common units representing limited partner interests in the Partnership (the “Offering”). With respect to the requirement that the Registration Statement contain audited financial statements as of a date not older than 12 months at the time the Registration Statement is filed with the Commission, the Partnership hereby represents to the Commission in accordance with Instruction 2 to Item 8.A.4 of Form 20-F:

1.                                      The Partnership is not required by any jurisdiction outside the United States, including the Republic of the Marshall Islands (its jurisdiction of incorporation), to have audited financial statements as of a date not older than 12 months from the date of filing its Registration Statement.

2.                                      Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Partnership.

3.                                      The Partnership does not anticipate that its audited financial statements for the fiscal year ended December 31, 2013 will be available until late March 2014.

4.                                      In no event will the Partnership seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

In accordance with Instruction 2 to Item 8.A.4 of Form 20-F, this representation letter has been filed as an exhibit to the Registration Statement.

Thank you for your time and attention.

(Signature Page Follows)

EXMAR ENERGY PARTNERS LP

/s/ Miguel de Potter
Name:	MIGUEL DE POTTER
Title:	Chief Executive Officer